Exhibit 99.1
Entropic Reports Fourth Quarter and Fiscal Year 2013 Results

Fourth Quarter Revenue of $57.9 million, Annual Revenue of $259.4 million
Conference Call to be Webcast Today at 1:30 p.m. Pacific Time

SAN DIEGO, February 5, 2014 - Entropic (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, today reported its fourth quarter and fiscal year results for the period ended December 31, 2013. Entropic reported fourth quarter net revenues of $57.9 million, up 3% compared with $56.4 million in the third quarter of 2013.

In accordance with U.S. generally accepted accounting principles (GAAP), the Company's fourth quarter net loss was $11.9 million, or $0.13 per share (basic and diluted). This compares with GAAP net loss of $11.9 million, or $0.13 per share (basic and diluted) in the third quarter of 2013.

Non-GAAP net loss in the fourth quarter was $5.6 million, or $0.06 per share (diluted), compared to non-GAAP net loss of $5.6 million, or $0.06 per share (diluted) in the third quarter of 2013.

Net revenues for the year ended December 31, 2013 were $259.4 million, a decrease of 19% from the $321.7 million reported for the year ended December 31, 2012. Net loss computed in accordance with GAAP for the year ended December 31, 2013 was $66.2 million, or $0.73 per share (basic and diluted), compared with GAAP net income of $4.5 million, or $0.05 per share (diluted), for the year ended December 31, 2012.

Non-GAAP net loss for the year ended ended December 31, 2013 was $10.4 million, or $0.11 per share (diluted), compared to non-GAAP net income of $33.8 million, or $0.37 per share (diluted) for the year ended December 31, 2012.

“The fourth quarter played out largely as expected,” said Patrick Henry, president and chief executive officer, Entropic. “In 2014, we remain keenly focused on successfully executing the transformation of the Company and ramping our pipeline of design-wins to drive long-term growth for our shareholders.”

	Three Months Ended			Years Ended
(In millions, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net revenues	$57.9	$56.4	$89.7	$259.4	$321.7
GAAP net (loss) income	$(11.9)	$(11.9)	$—	$(66.2)	$4.5
GAAP net (loss) income per share (basic and diluted)	$(0.13)	$(0.13)	$0.00	$(0.73)	$0.05
Non-GAAP net (loss) income[1]	$(5.6)	$(5.6)	$7.6	$(10.4)	$33.8
Non-GAAP net (loss) income per share[1] (diluted)	$(0.06)	$(0.06)	$0.08	$(0.11)	$0.37
1. Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

RECENT HIGHLIGHTS

Awards and Milestones

•	Awards: Entropic Received Top Honors in the 2013 Fierce Innovation Awards for its c.LINK® 1.1+ Broadband Access Technology in the Last Mile/Edge/Access Category

•	Multimedia over Coax Alliance (MoCA®) Milestones:

◦	Entropic was First to Announce Officially-Approved MoCA 2.0 Golden Nodes

◦	Wistron NeWeb Corporation (WNC) Announced it Shipped Over 10-Million Entropic-Based MoCA Units

Technology Innovation

•
Entropic Unveiled its Fully-Integrated Set-Top Box Solutions for Satellite Receivers and IP-Clients, which Integrates High-Efficiency Video Codec (HEVC) Decoding, MoCA 2.0, Dual DVB-S/S2 Demodulators using Full-Band Capture Satellite Tuning and 3D Graphics Acceleration

•	Entropic Introduced its c.LINK Broadband Access Solution to Operators in India to Deliver Greater Bandwidth and Improved Channel Performance With Lower Overall System Costs

New Deployments

•	DIRECTV: Entropic and WNC Announced the World's First Digital Channel Stacking Switch (dCSS) Solution Deployed by DIRECTV to Revolutionize Installation in Multi-Dwelling Units (MDUs) and Hotels

•	SKY: Entropic and Unitron Group Announced the Unitron Johansson Multi-switch, Powered by Entropic's CSS Technology Gives Sky Subscribers in UK and Ireland MDUs Full Access to Sky+ Services

•
Major India Direct Broadcast Satellite Operator: Entropic and Inverto Announced a Major Satellite Operator in India has Deployed Inverto’s Entropic-Based Unicable Multi-Switch for Support of MDU Subscribers

New Designs

•	Novabase Digital TV Technologies and Entropic Developed the First HDMI IP-Set-Top Box (IP-STB) Stick with Broadcast Quality Security

•	Entropic and TVSTORM Unveiled an Android-Based IP-STB with Miracast Functionality

•	Entropic and Prime Electronics & Satellitics Inc. Introduced the World's First Single-Chip CSS Low Noise Block Solution

•	Entropic and Asheridge Communications, a Member of the International Teleste Group, Introduced the echoBox Wi-Fi Home networking Hub

New Reference Designs

•
Entropic Unveiled the First MoCA 2.0 USB Bus-Powered Adapter which is a Small Form Factor, Low Power MoCA 2.0 Solution for OEMs to Design High Performance, Cost Competitive Products with Lower Overall System Costs

•	Entropic and Silicon Labs Developed the First MoCA/Silicon Tuner Reference Design to Bring Broadband Directly to the TV via a Single In-Home Coaxial Cable

New Partnerships

•	Entropic Announced it will Embed NAGRA NOCS 3 Security Into Its Portfolio of Advanced Platform Set-Top Box System-on-a-Chip (STB SoC) Solutions

•	Entropic Announced it Completed Integration of Cryptography Research CryptoFirewall™ Security Cores into its STB SoC Platform

For More Information
Entropic management will be holding a conference call today, February 5, 2014 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to discuss the Company's results for the fourth quarter of fiscal 2013, and to provide guidance for the first quarter of 2014. You may access the conference call via any of the following:
Teleconference:         888-713-4215
Access Code:        83494932
Web Broadcast:         http://events.entropic.com/
Replay:             888-286-8010
Replay Passcode:    78808374
About Entropic
Entropic™ (Nasdaq:ENTR) is a world leader in semiconductor solutions for the connected home. The Company transforms how traditional HDTV broadcast and IP-based streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic's next-generation Set-top Box (STB) System-on-a-Chip (SoC) and Connectivity solutions enable Pay-TV operators to offer consumers more captivating whole-home entertainment experiences by transforming the way digital entertainment is delivered, connected and consumed - in the home and on the go. For more information, please visit Entropic at: www.entropic.com, read our blog Entropic Topics, or get social with us at @Entropic_News, or on Facebook, Google+, YouTube and LinkedIn

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: net income and net income per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of all forms of stock-based compensation, transaction and integration costs related to the Trident Microsystems, PLX Technology and Mobius Semiconductor transactions, amortization of intangible assets, the loss related to equity method investment, the impairment of investment, the impact of fair value adjustments related to contingent consideration payable in the acquisition of PLX Technology assets, deferred tax asset valuation allowance, the cash tax difference and the restructuring charge.
Management uses these non-GAAP financial measures to manage the Company's business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company's board of directors, (ii) evaluate the Company's operating performance, (iii) compare the Company's performance to internal forecasts, and (iv) manage the Company's business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company's operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance.
The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements regarding the transformation of the Company, the ramping and impact of design-wins, and our long term growth. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of supply chain partners for the manufacture of our products and other factors that could affect our ability to meet customer demand; our dependence on a limited number of customers and, ultimately, service providers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for High Definition (HD) video and other multi-media content delivery and networking solutions; risks associated with competing against larger and more established companies and our ability to compete successfully in the connected home entertainment market; risks associated with timely development and introduction of new or enhanced products including those associated with IP Video delivery; risks related to international operations; risks related to intellectual property, including third party licensing or patent infringement claims; risks associated with the Trident Microsystems, PLX Technology and Mobius Semiconductor acquisitions including their integration into Entropic's existing operations; and other factors discussed in the "Risk Factors" section of Entropic's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.  All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.
Copyright © 2014 Entropic. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.
Investor Contact:
Debra Hart
+1 858.768.3852
debra.hart@entropic.com

Media/Industry Analyst Contact:
Chris Fallon
+ 1 858.768.3827
chris.fallon@entropic.com

# # #

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Statements of Operations
(In thousands, except for per share information)

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(unaudited)	(unaudited)	(unaudited)

Net revenues	$57,931	$56,376	$89,698	$259,376	$321,678
Cost of net revenues	30,137	28,863	45,789	134,974	157,675
Gross profit	27,794	27,513	43,909	124,402	164,003
Operating expenses:
Research and development	29,622	28,510	29,139	114,536	98,353
Sales and marketing	6,273	6,137	6,327	24,882	25,313
General and administrative	5,125	5,751	5,882	22,415	25,474
Amortization of intangibles	444	443	930	2,312	2,575
Restructuring charges	—	(69)	897	1,694	897
Total operating expenses	41,464	40,772	43,175	165,839	152,612
(Loss) income from operations	(13,670)	(13,259)	734	(41,437)	11,391
Loss related to equity method investment	—	—	(779)	(1,115)	(3,315)
Impairment of investment	—	—	—	(4,780)	—
Other income, net	435	464	34	1,582	601
(Loss) income before income taxes	(13,235)	(12,795)	(11)	(45,750)	8,677
Income tax (benefit) provision	(1,333)	(860)	(57)	20,404	4,157
Net (loss) income	$(11,902)	$(11,935)	$46	$(66,154)	$4,520

Net (loss) income per share - basic and diluted	$(0.13)	$(0.13)	$0.00	$(0.73)	$0.05
Weighted average number of shares used to compute net (loss) income per share - basic	91,293	91,069	88,912	90,494	88,164
Weighted average number of shares used to compute net (loss) income per share - diluted	91,293	91,069	91,710	90,494	90,364

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2013	September 30, 2013	December 31, 2012
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,298	$27,901	$17,206
Marketable securities	71,922	59,549	79,981
Accounts receivable	30,204	40,797	41,847
Inventory	13,503	15,116	26,395
Deferred tax assets, current	51	13	7,157
Prepaid expenses and other current assets	18,739	17,405	11,988
Total current assets	150,717	160,781	184,574
Property and equipment, net	17,994	17,928	17,629
Long-term marketable securities	69,534	73,894	71,748
Intangible assets, net	47,326	50,487	46,997
Deferred tax assets, long-term	—	—	19,255
Goodwill	4,688	4,688	4,664
Other long-term assets	5,001	6,356	8,683
Total assets	$295,260	$314,134	$353,550
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,601	$14,956	$11,380
Accrued expenses and other current liabilities	6,318	7,158	8,067
Accrued payroll and benefits	7,077	8,156	9,474
Total current liabilities	21,996	30,270	28,921
Deferred rent	1,751	2,178	683
Other long-term liabilities	1,688	1,586	1,281
Stockholders' equity	269,825	280,100	322,665
Total liabilities and stockholders' equity	$295,260	$314,134	$353,550

ENTROPIC COMMUNICATIONS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net income and net income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income and net income per share exclude the items listed below.
The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net (loss) income	$(11,902)	$(11,935)	$46	$(66,154)	$4,520
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	203	227	261	861	828
Research and development	3,099	2,766	1,874	9,829	7,428
Sales and marketing	561	510	609	1,885	2,288
General and administrative	1,090	1,089	1,091	4,199	4,273
Total stock-based compensation	4,953	4,592	3,835	16,774	14,817
Amortization of intangible assets:
Cost of net revenues	2,717	2,425	2,025	9,598	5,827
Operating expenses	444	443	930	2,312	2,575
Transaction and integration costs	—	—	61	244	4,545
Loss related to equity method investment	—	—	779	1,115	3,315
Impairment of investment	—	—	—	4,780	—
Adjustments to the fair value of PLX acquisition contingent consideration	—	—	201	(131)	431
Income tax effects of pre-tax adjustments	—	—	(3,055)	—	(11,342)
Cash tax difference (1)	(1,814)	(1,093)	1,848	(7,278)	8,204
Deferred tax asset valuation allowance	—	—	—	26,695	—
Restructuring charges (2)	—	(69)	897	1,694	897
Total of non-GAAP adjustments	6,300	6,298	7,521	55,803	29,269
Non-GAAP net (loss) income	$(5,602)	$(5,637)	$7,567	$(10,351)	$33,789
Weighted average shares (basic)	91,293	91,069	88,912	90,494	88,164
Adjustment for dilutive shares	—	—	2,798	—	2,200
Weighted average shares (diluted)	91,293	91,069	91,710	90,494	90,364
GAAP net (loss) income per share (basic)	$(0.13)	$(0.13)	$0.00	$(0.73)	$0.05
Non-GAAP adjustments detailed above	0.07	0.07	0.08	0.62	0.32
Non-GAAP net (loss) income per share (diluted)	$(0.06)	$(0.06)	$0.08	$(0.11)	$0.37

(1)
The Company's non-GAAP net (loss) income per share is calculated using the cash tax rate of (9)%, (4)%, and 13% for the three month periods ended December 31, 2013, September 30, 2013, and December 31, 2012, respectively. The Company's non-GAAP net (loss) income per share is calculated using the cash tax rate of (11)% and 18% for the years ended December 31, 2013 and 2012, respectively. The estimated cash tax rate is the estimated tax payable on the Company's projected tax returns as a percentage of estimated annual non-GAAP pre-tax net income (loss). The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the valuation allowance adjustments, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of its operating results. The Company's effective tax rate used for the purposes of calculating GAAP net (loss) income for the three month periods ended December 31, 2013, September 30, 2013, and December 31, 2012 was approximately 10%, 7%, and (NM), respectively. The Company's effective tax rate used for the purposes of calculating GAAP net (loss) income for the years ended December 31, 2013 and 2012 was approximately (45)% and 48%, respectively.

(2)
In June, 2013, we incurred a restructuring charge of $1.8 million pursuant to a plan to rebalance our operations in an attempt to leverage synergies from our acquisitions and refine our business operations. This plan resulted in a reduction of our personnel by 66 employees, or approximately 10% of our workforce. In November, 2012, we incurred a restructuring charge of $0.9 million pursuant to a plan to rebalance our operations in an attempt to leverage synergies from our acquisitions. This plan resulted in a reduction of our personnel by 40 employees or approximately 6% of our workforce.